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                                                                    Exhibit 99.4

             THESTREET.COM REPORTS FOURTH QUARTER 2003 PROFITABILITY
                         AND FULL YEAR FINANCIAL RESULTS

                       Net Revenue Up 25% Over Prior Year


NEW YORK, February 18, 2004 - TheStreet.com, Inc. (Nasdaq: TSCM), a leading provider of financial commentary, analysis, research and news, today announced its financial results for the fourth quarter and fiscal year ended 2003, which included achieving quarterly profitability.

"We are extremely pleased to report the milestone of profitability for the first time in our public existence," said Thomas J. Clarke, Jr., chairman and chief executive officer of TheStreet.com. "The three year turnaround effort of TheStreet.com's core business is now complete, as that business now lies on a solid financial foundation. This platform is the springboard that will enable us to leverage our brand and capitalize on the many opportunities we see in the consumer and brokerage business to drive significant revenue growth in 2004 and beyond."

Fourth Quarter 2003 Results

o Net income for the quarter was $154,000 or $0.01 per share, a $1.3 million improvement over the same period last year and a $1.0 million improvement from last quarter.

o Net revenue was $7.4 million in the fourth quarter 2003, a 24% increase over the same period last year and an 11% increase from last quarter.

o Total cash burn for the quarter was ($90,000), an 89% improvement over fourth quarter 2002 burn and a $415,000 reduction from last quarter's cash flow of $325,000. The Company continues to build its wholly-owned subsidiary Independent Research Group LLC (IRG) with research analysts, institutional sales professionals and sales traders. TheStreet.com funded IRG with $2.8 million during the calendar year 2003.

o Deferred revenue was $6.8 million, a 24% increase over the same quarter last year and effectively flat from last quarter.

"Our record fourth quarter results not only validate the strength of the Company's current fundamentals, but also represents the attainment of our 2003 goal of fourth quarter profitability concurrent with the investment in our broker-dealer business," said Lisa A. Mogensen, chief financial officer of TheStreet.com.

Full Year 2003 Results

o  Net revenue for the year was $26.1 million, a 25% increase over 2002.

o Net loss for the year was ($4.0 million) or ($0.17) per share, an improvement of $4.6 million or 53% from the previous year's level.

o For the full year 2003 the Company burned $591,000, an 87% improvement over the 2002 burn of $4.7 million.

o Cash, restricted cash and investments as of Dec. 31, 2003, stood at $28.5 million.

Revenue Streams

o Subscription revenue for the fourth quarter 2003 was $5.1 million, an increase of 18% over the same quarter last year and a 5% increase from the third quarter. This increase marks the Company's eleventh consecutive quarter of subscription revenue growth.



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o   Commission revenue for the quarter was $0.3 million, a 4% percent increase from the third quarter 2003.

o Advertising revenue was $1.7 million for the fourth quarter 2003, an increase of 25% over the same quarter in 2002 and a 39% increase from last quarter.

o Subscription bookings for the fourth quarter totaled $5 million, an increase of 18% over the same quarter in 2002 and a 2% increase from the third quarter 2003.

"I am very proud of the considerable progress we have made on our strategic and fiscal objectives," added Clarke. "We recognized when we began building on our strategy of expanding our offerings to the professional sector and launched Independent Research Group that an unprecedented opportunity existed in the research/brokerage space. In a very short time period, IRG has achieved a lot. It now employs nine analysts, covers 28 companies and allows its clients to trade with them with its in-house trading desk. We are in a unique position to deliver sustainable long-term growth and I look forward to building on our success."

o Subscription revenue for the year totaled $18.5 million, a 24% increase over 2002.

o Advertising revenue for the year totaled $5.6 million, a 28% increase over 2002.

o For the full year, subscription bookings totaled $20.0 million, an increase of 14% from 2002.

o Commission revenue reached $0.8 million. IRG began receiving commissions on May 13, 2003.

Expenses

o Total expenses were $7.3 million in the fourth quarter 2003, an increase of 1% over the same period last year and a 4% decrease from the third quarter 2003.

o Expenses equaled $30.5 million for 2003, effectively flat from the 2002 level.

Fourth Quarter 2003 - Present Business Highlights

o Independent Research Group LLC (IRG) launched an in-house trading desk. This will allow IRG's institutional clients the ability to trade directly with IRG, further enhancing the relationship to serve the client from idea generation to execution. IRG will execute trades strictly on an agency basis, trading solely on behalf of client orders and will not be committing its own capital.

o "TheStreet.com Daily Briefing," a daily email service providing retail brokers and financial advisors with specific investment strategies and stock ideas, was introduced.

o The Company developed the first phase of its dynamic ad serving initiative for its free flagship website "TheStreet.com" and premium website
"RealMoney.com." The Company can now better utilize its traffic and maximize advertising revenue, performance and efficiency.

o "Jim Cramer's RealMoney" financial radio program continues to expand. The program is heard in 9 of the top 10 and in 13 of the top 20 Arbitron Metro rated markets and reaches approximately 3 million listeners.

TheStreet.com will conduct a conference call today, February 18, 2004 at 11:00 a.m. EST to discuss these results. The Company welcomes all interested parties to listen to the web cast of its call at http://www.thestreet.com/earnings

About TheStreet.com, Inc.

TheStreet.com, Inc. (Nasdaq: TSCM) is a leading provider of independent research, financial commentary, analysis and news. Founded in 1996, the Company completed its initial public offering in May 1999. On the Internet, its premium, subscription-based website, "RealMoney.com" is accompanied by the professionally oriented subscription sites, "Street Insight," "RealMoney Pro Advisor," and the free,



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flagship site, "TheStreet.com." The Company also produces a suite of subscription services for use by professionals and self-directed investors, each designed to help a specific segment of the investing public make better-informed investing and trading decisions. TheStreet.com's wholly-owned subsidiary, Independent Research Group LLC (IRG), develops independent research and services focused exclusively on meeting the performance needs of hedge funds and money managers. IRG's proprietary equity research provides in-depth, action-oriented investment ideas from its in-house, top-tier industry analysts, without the conflicts created by investment banking, underwriting and proprietary trading.

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings), which could cause actual results to differ.



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                               THESTREET.COM, INC.
                                 BALANCE SHEETS
                                ($ in thousands)

                                                    December  December
                                                       31,       31,
                                                      2003      2002
                                                     -------- --------
                       ASSETS
Current Assets:
Cash, restricted cash and short-term investments     $26,558  $26,749
Accounts receivable - net                              1,638    1,677
Other receivables                                        417      197
Prepaid expenses and other current assets              1,304    1,020
                                                     -------- --------
      Total current assets                            29,917   29,643

Property and equipment - net                           2,553    3,643
Other assets                                             343      698
Goodwill and intangibles - net                         2,484    3,144
Restricted cash                                        1,900    2,300
                                                     -------- --------
      Total assets                                   $37,197  $39,428
                                                     ======== ========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses                 $3,932   $4,393
Deferred revenue                                       6,839    5,513
Note payable                                              90       84
Other current liabilities                                 72       18
                                                     -------- --------
      Total current liabilities                       10,933   10,008
Note payable                                             221      311
Other liabilities                                         56        -
                                                     -------- --------
      Total liabilities                               11,210   10,319
                                                     -------- --------

Stockholders' Equity:
Stockholders' equity                                  25,987   29,109
                                                     -------- --------

      Total liabilities and stockholders' equity     $37,197  $39,428
                                                     ======== ========

Note: The Company has pledged certain cash amounts as security deposits for operating leases. Accordingly, a portion of this cash is now classified as a noncurrent asset, and our cash is classified in two places on the above balance sheet.

Cash, restricted cash, and short-term investments    $26,558  $26,749
Restricted cash                                        1,900    2,300
                                                     -------- --------
Total cash, current and noncurrent restricted cash
 and short-term investments                          $28,458  $29,049
                                                     ======== ========




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                               THESTREET.COM, INC.
                            STATEMENTS OF OPERATIONS
                     ($ in thousands, except per share data)

                                      For the Three       For the
                                      Months Ended       Year Ended
                                      December 31,       December 31,
                                    ---------------- -----------------
                                      2003     2002     2003     2002
                                    ------- -------- -------- --------
Net revenue:
Subscription                        $5,053   $4,272  $18,503  $14,909
Advertising                          1,703    1,368    5,602    4,372
Commission                             325        -      805        -
Other                                  302      313    1,189    1,566
                                    ------- -------- -------- --------
         Total net revenue           7,383    5,953   26,099   20,847

Operating expense:
Cost of services                     3,015    2,640   13,491   11,766
Sales and marketing                  1,859    1,669    7,067    6,319
General and administrative           1,963    1,858    7,342    7,538
Depreciation and amortization          447      881    2,285    4,031
Noncash compensation                    19      282      323      998
Restructuring                            -      (96)       -      (77)
                                    ------- -------- -------- --------
   Total operating expense           7,303    7,234   30,508   30,575
                                    ------- -------- -------- --------

Interest and investment income, net     74      115      370      832
                                    ------- -------- -------- --------

   Net income (loss) from continuing
    operations                         154   (1,166)  (4,039)  (8,896)
Gain on disposal of discontinued
 operations                              -        9        -      210
                                    ------- -------- -------- --------
   Net income (loss)                  $154  $(1,157) $(4,039) $(8,686)
                                    ======= ======== ======== ========

Net income (loss) per share - basic and diluted:
   Continuing operations             $0.01   $(0.05)  $(0.17)  $(0.38)
   Discontinued operations               -        -        -     0.01
                                    ------- -------- -------- --------
Net income (loss)                    $0.01   $(0.05)  $(0.17)  $(0.37)
                                    ======= ======== ======== ========
Weighted average basic and diluted
 shares outstanding                 23,998   23,573   23,864   23,559
                                    ======= ======== ======== ========




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CONTACT: TheStreet.com, New York
Wendy Tullo, 212-321-5493
wendy.tullo@thestreet.com

SOURCE: TheStreet.com



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